UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 30, 2014

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 30, 2014, Unifi Manufacturing, Inc. (“UMI”), a subsidiary of Unifi, Inc. (the “Registrant”), entered into a Fourth Amendment to Yarn Purchase Agreement with Hanesbrands Inc. (“HBI”), which amends the Yarn Purchase Agreement between UMI and HBI dated November 6, 2009 (as amended, the “Yarn Purchase Agreement”). Pursuant to the Yarn Purchase Agreement, HBI has agreed to purchase certain yarns (the “Products”) from UMI to fulfill a substantial portion of HBI’s Products requirements in the Western Hemisphere. The Fourth Amendment provides an interim extension of the term of the Yarn Purchase Agreement from May 31, 2014 (the prior expiration date) to June 30, 2014, to allow the parties additional time to negotiate an anticipated longer-term extension of the Yarn Purchase Agreement; it does not change any other term of the Yarn Purchase Agreement. The Fourth Amendment to Yarn Purchase Agreement will be filed as an exhibit to a future periodic report of the Registrant.

ITEM 7.01.     REGULATION FD DISCLOSURE

James M. Otterberg, Vice President and Chief Financial Officer of the Registrant, is scheduled to meet privately with analysts and select others for a series of meetings on June 3, 2014. The slide package prepared for possible use by the executive during these meetings is furnished herewith as Exhibit 99.1. The information in the slide package will be presented, if at all, for the convenient reference of the attendees at the meetings, and no such information is being presented to update any previous disclosure of information by the Registrant. In any event, the Registrant does not assume any obligation to update such information in the future.

The information included in the preceding paragraph, as well as the exhibit referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Slide Package prepared for possible use in connection with meetings on June 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/S/ W. RANDY EADDY
W. Randy Eaddy
General Counsel

Dated: June 3, 2014

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Slide Package prepared for possible use in connection with meetings on June 3, 2014.